Exhibit 31.3

Certification Required by Rule 13a-14(a)

or Rule 15d-14(a)

I, Stephen K. Gardner, certify that:

1.	I have reviewed this annual report on Form 10-K/A of NGP Capital Resources Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ STEPHEN K. GARDNER
Stephen K. Gardner
President and Chief Executive Officer